UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                         PURSUANT TO SECTION 13 OR 15(D)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Event Requiring Report: December 15, 2000




                                  NOVAMED, INC.
            --------------------------------------------------------
             (Exact Name of Registrant as Specified on its Charter)


         O-26927                                             77-0443643
         -------                                             ----------
 (Commission File Number)                                  (IRS Employer
                                                       Identification Number)


                                     NEVADA
                            ------------------------
         (State or Other Jurisdiction of Incorporation or Organization)




                             623 Hoover Street, N.E.
                          Minneapolis, Minnesota 55413
                    ----------------------------------------
                    (Address of Principal Executive Offices)


                                 (612) 378 1437
                -------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

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ITEM 5.  OTHER EVENTS

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On December 11, 2000,  the Medical Device Agency ("MDA") of the UK Department of
Health issued a Device Alert in connection with a recall of the Company's NovaGold(TM) breast implant product. The decision to issue a Device Alert was made after discussions with the Company's subsidiary Novamedical GmbH, which voluntarily agreed to suspend any further shipment or sale of the NovaGold(TM) product in the United Kingdom until such time as the MDA is satisfied that the Company has completed an "adequate" biological safety assessment of the Company's hydrogel filling material. The Device Alert does not advise that the NovaGold(TM) breast implant is unsafe, rather the MDA's position is that the Company has not met the European device regulations for selling breast implants.

The Device Alert states that the MDA has not identified any definite risk associated with the NovaGold(TM) implant and does not recommend explantation for the approximately 250 patients identified in the United Kingdom. The Alert also states that there is no information to indicate that there are specific risks to women or their children, either during pregnancy or from breast feeding, associated with the NovaGold(TM) breast implant.

The Company has engaged technical, regulatory and scientific specialists to reexamine all design evidence for the product, including test data. The results of this reexamination will determine what further action on the part of the Company, including new testing, is required to satisfy the MDA's mandate.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 15, 2000

                                           NovaMed, Inc.



                                           By:/s/  Ruairidh Campbell
                                              -------------------------------
                                              Ruairidh Campbell, President